Filed Pursuant to Rule 424(b)(2)
                               Registration File Nos.: 333-120920 and 333-105987

PROSPECTUS SUPPLEMENT                                           November 7, 2005
(To Prospectus Dated December 20, 2004)
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1,258,603 Shares



Annaly Mortgage Management, Inc.

Common Stock
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Pursuant to a second amended and restated sales agency agreement, dated May 11,
2005, between UBS Securities LLC and us, which has been filed as an exhibit to a report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2005 and is incorporated by reference herein, during the three months ended September 30, 2005, we sold 1,122,947 shares of our common stock, par value $0.01 per share, through UBS Securities LLC, as our agent, pursuant to the second amended and restated sales agency agreement. Our common stock is listed on the New York Stock Exchange under the symbol "NLY." On September 30, 2005, the last reported sales price of our common stock on the NYSE was $12.95.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, dated December 20, 2004, the prospectus supplement, dated May 11, 2005 and the prospectus supplement, dated August 7, 2005.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.



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                               UBS Investment Bank
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